Exhibit 10.5

AMARIN CORPORATION PLC

AMENDMENT NO. 3 TO

2011 STOCK INCENTIVE PLAN

1. The Amarin Corporation plc 2011 Stock Incentive Plan (the “Plan”), as previously amended, is hereby further amended by the Board of Directors of Amarin Corporation plc as follows:

1.	Section 6(b)(i) of the Plan is hereby amended by adding the following at the end thereof:

“Notwithstanding anything to the contrary in the foregoing, the Committee may provide in the Award Agreement that, while the amount payable pursuant to a Restricted Stock Unit award shall be determined on the applicable vesting date, the Participant shall not receive any payment for his vested Restricted Stock Units until the earliest of (A) six months and a day after the Participant’s Separation from Service (within the meaning of U.S. Treasury Regulation Section 1.409A-1(h), (B) a Change of Control that also constitutes a ‘change in control event’ within the meaning of U.S. Treasury Regulation Section1.409A-3(i)(5), (C) the Participant’s death, or (D) a specified calendar year after the Restricted Stock Units become vested.”

2.	Section 6(b)(iii) of the Plan is hereby amended by deleting the last sentence thereof.

ADOPTED BY BOARD OF DIRECTORS	December 11, 2012